UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2026

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3660 Wilshire Boulevard, PH-a, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(213) 382-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HAFC	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)               On May 22, 2026, Gideon Yu, a member of the Board of Directors of Hanmi Financial Corporation (the “Corporation”) and its subsidiary corporation, Hanmi Bank (the “Bank”), notified the Corporation of his resignation from the Boards of the Corporation and the Bank, effective immediately. Mr. Yu had served as a member of the Board since 2021 and was a member of the Nominating and Corporate Governance Committee and Risk, Compliance and Planning Committees at the time of his resignation. Mr. Yu’s resignation was not the result of any disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

As previously disclosed in the Corporation’s definitive proxy statement for the Corporation’s 2026 Annual Meeting of Stockholders of the Corporation (the “Meeting”), which was filed with the Securities and Exchange Commission on April 15, 2026 (the “Proxy Statement”), Mr. Yu had been nominated for reelection as a director. In light of his resignation prior to the Annual Meeting, Mr. Yu did not stand for reelection and any votes relating to his election as a director were disregarded.

(e)             On May 27, 2026, the stockholders of the Corporation approved the Hanmi Financial Corporation 2026 Employee Stock Purchase Plan (the “ESPP”). A description of the material terms of the ESPP is contained in the Proxy Statement (under Proposal No. 3: Approval of the 2026 Employee Stock Purchase Plan) and incorporated herein by reference. A copy of the ESPP is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Meeting was held on May 27, 2026. At the Meeting, the stockholders voted on the following items:

(1)               Ten board nominees to serve for terms expiring at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified. The voting results are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

John J. Ahn	24,362,516	535,680	5,779	1,517,024

Chrstine P. Ball	24,865,067	35,504	3,404	1,517,024

Christie K. Chu	24,488,628	410,124	5,223	1,517,024

Harry H. Chung	24,792,986	105,209	5,780	1,517,024

Bonita I. Lee	24,789,416	111,694	2,864	1,517,024

Gloria J. Lee	24,802,878	98,862	2,235	1,517,024

James A. Marasco	24,797,297	103,260	3,418	1,517,024

Daniel J. Medici	24,865,539	35,017	3,419	1,517,024

David L. Rosenblum	24,536,551	365,364	2,060	1,517,024

Thomas J. Williams	24,864,575	36,796	2,604	1,517,024

(2)	The advisory vote on executive compensation paid to the Corporation’s Named Executive Officers as described in the proxy statement for the Meeting. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
24,534,573	361,059	8,343	1,517,024

(3)	The approval of the Hanmi Financial Corporation 2026 Employee Stock Purchase Plan. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
24,886,127	12,400	5,448	1,517,024

(4)	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results are as follows:

For	Against	Abstain
26,350,596	68,179	2,224

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Hanmi Financial Corporation 2026 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 15, 2026 (File No. 000-30421))

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
DATE: May 27, 2026	By:	/s/ Bonita I. Lee
Bonita I. Lee
President and Chief Executive Officer